FOR IMMEDIATE RELEASE
June 1, 2005
CONTACT:  William J. Wagner, 814-726-2140

         (Warren, PA) Northwest Bancorp, Inc. (Nasdaq NWSB), the holding company for Northwest Savings Bank, announced today that Northwest Savings Bank has assigned additional responsibilities for each of Northwest Savings Bank's geographic regions to its seven regional managers, who will now be designated as Regional Presidents. In addition to their current responsibilities, the Regional Presidents will oversee the development and implementation of a strategic plan that addresses the growth and profitability of their respective markets.

         The new Regional Presidents and their respective markets are:

         Northwest Pennsylvania             Julie Marasco
         Erie, Pennsylvania                          James Martin
         Southwest Pennsylvania             Todd Cover
         Central Pennsylvania               Jonathan Rockey
         Eastern Pennsylvania               Lynn Baker
         New York                           Jonathan Scalise
         Maryland                           Gordon "Bud" Clark

         In making the announcement, William J. Wagner, President and CEO stated "Over the past five years we have significantly expanded our geographic footprint and now have substantial diversity in the markets in which we operate. As a result, we recognize that we must utilize our resources as effectively as possible to capitalize on the opportunities that are unique to each of our markets. We are fortunate that we have extremely qualified and experienced individuals who are eager to assume the responsibilities associated with their position as a Regional President. We are optimistic that this delegation of responsibility will be another step in furthering the growth and enhancing the profitability of our Company."

         A full-service financial institution with assets of $6.3 billion, Northwest Savings Bank serves its customers in Pennsylvania, Maryland, New York and Ohio with a network of 152 community banking offices. It recently announced a merger that will introduce the bank to customers in southern Florida.

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In addition to historical information, this release may contain certain forward-looking statements that are based on assumptions and information currently available to management, including assumptions as to changes in market interest rates. These forward-looking statements are subject to various risks and uncertainties including, but not limited to, economic, regulatory, competitive and other factors affecting the Company and its operations. Readers are cautioned not to place undue reliance on these forward-looking statements as actual results may differ materially from those expressed or implied. Management has no obligation to revise or update these forward-looking statements to reflect events or circumstances that arise after the date of this release.